EXHIBIT 10.8

                               Unocal Corporation

                         BOARD of directors RESOLUTIONS

                                February 12, 2002


                 Amendments to 1998 Management Incentive Program
                -------------------------------------------------

     WHEREAS, awards for up to 3,500,000 shares, in the aggregate, have been authorized under the 1998 Performance Stock Option Plan (the "PSOP"), a component of the 1998 Management Incentive Program (the "MIP");

     WHEREAS, to date options to purchase 2,911,987 shares have been granted under the PSOP;

     WHEREAS, said options expired as the Performance Conditions were not met during the Performance Period; and

     WHEREAS, the Management Development and Compensation Committee of the Board of Directors does not intend to grant additional options to purchase shares under the PSOP.

     NOW, THEREFORE, BE IT RESOLVED, that the 1998 PSOP be and hereby is terminated and deleted from the MIP; and

     RESOLVED FURTHER, that the third full paragraph of the first page of the MIP be and hereby is amended by deleting the phrase ", and a total of 3,500,000 shares will be subject to issuance under the 1998 Performance Stock Option Plan" in the first sentence of this paragraph, and by replacing 8,250,000 with 4,750,000 in the second sentence of this paragraph.


     WHEREAS, the issuance of up to 4,750,000 shares, in the aggregate, have been authorized under the Revised Incentive Compensation Plan (the "RICP") and under the Long-Term Incentive Plan of 1998 (the "LTIP"), each a component of the MIP, with a maximum amount of 1,750,000 shares of that total available for issuance as Performance Share Awards and Restricted Stock Awards; and

     WHEREAS, the Management Development and Compensation Committee of the Board of Directors has recommended to amend the MIP to increase (a) the total aggregate number of shares that may be issued under the RICP and LTIP by 4,000,000 shares, for a total of 8,750,000 shares, and (b) the number of shares that may be issued as Performance Share Awards or Restricted Stock Awards thereunder by 1,500,000 for a total of 3,250,000 shares (collectively, the "MIP Amendment"); and

     WHEREAS, the Board of Directors deems the MIP Amendment to be in the best interest of the Corporation.

     NOW, THEREFORE, BE IT RESOLVED, that, subject to stockholder approval, the third full paragraph of the first page of the MIP is amended to increase the total aggregate number of shares offered under the RICP and LTIP by 4,000,000, shares, for a total of 8,750,000 shares, and the number of shares that may be issued as Performance Share Awards or Restricted Stock Awards thereunder by 1,500,000 for a total of 3,250,000 shares, as follows:

          "A total of 8,750,000 shares will be subject to issuance under the Revised Incentive Compensation Plan and under the Long-Term Incentive Plan of 1998. Of this amount of 8,750,000 shares, not more than 3,250,000 shares may be issued as Performance Share Awards and Restricted Stock Awards."

     RESOLVED FURTHER, that, subject to stockholder approval, Section 5(a) of the LTIP is amended to increase the total number of shares offered under the LTIP by 4,000,000 shares as follows:

          "a. Subject to Section 12, the aggregate number of shares of Stock made subject to Awards under the Plan may not exceed 8,750,000 shares. All shares which were not previously subject to grants under the Long Term Incentive Plans of 1985 and 1991 shall be canceled."

     RESOLVED FURTHER, that each of the officers of the Corporation be, and hereby is, authorized to cause the MIP Amendment to be submitted to the stockholders of the Corporation for their approval at the Annual Meeting of Stockholders to be held on May 20, 2002

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